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                                                                  Exhibit 10.B.8

                             PLUM CREEK MANAGEMENT
                                 COMPANY, L.P.

                           EXECUTIVE AND KEY EMPLOYEE
                SALARY AND INCENTIVE COMPENSATION DEFERRAL PLAN

              (A Restatement of the Plum Creek Management Company
         Key Employee Salary and Incentive Compensation Deferral Plan).

                           As amended January 1, 1994

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                      PLUM CREEK MANAGEMENT COMPANY, L.P.

                           EXECUTIVE AND KEY EMPLOYEE
                SALARY AND INCENTIVE COMPENSATION DEFERRAL PLAN

              SECTION 1 - RESTATEMENT, PURPOSE, AND EFFECTIVE DATE

    1.1 Restatement. Plum Creek Management Company, L.P., a Delaware limited partnership (the "Company"), hereby restates and amends the "Plum Creek Management Company Key Employee Salary and Incentive Compensation Deferral Plan" and renames it the "PLUM CREEK MANAGEMENT COMPANY, L.P. EXECUTIVE AND KEY EMPLOYEE SALARY AND INCENTIVE COMPENSATION DEFERRAL PLAN (the "Plan"), for the benefit of certain executive and other key employees of the Company, Plum Creek Timber Company, L.P. (the "Partnership"), Plum Creek Manufacturing, L.P. (the "Manufacturing Partnership"), and Plum Creek Marketing, Inc. (the "Marketing Subsidiary"), (collectively, except for the Company, the "Related Companies"). Subject to the terms and conditions described herein, the Plan provides the opportunity for executive and key employees of the Company and Related Companies, to defer all or some part of their Base Salary and/or Incentive Compensation.

    1.2 Purpose. The purpose of the Plan is to help attract and retain the services of executive and key employees at the Company and Related Companies by providing them with the opportunity to defer receipt of all or some part of their Base Salary and/or Incentive Compensation.

    1.3 Effective Date. The restatement and amendment of the Plan shall be effective immediately upon its adoption by the Board of Directors of PC Advisory Corp. I (the "Board"), the general partner of PC Advisory Partners I, L.P., which serves as the general partner of Plum Creek Management Company, L.P., which serves as the general partner of the Company.

                            SECTION 2 - DEFINITIONS

    2.1 Definitions. When used in the Plan, the following terms shall have the meanings specified below.

             (a) "Beneficiary" means the person or persons to whom payments are to be made pursuant to the terms of the Plan in the event of the Participant's death. The designation shall be on a form provided by the Committee, executed by the Participant, and delivered to the Committee. A Participant may change his or her Beneficiary designation at any time. If no Beneficiary is designated, the designation is ineffective, or in the event the Beneficiary dies before the balance of the Memorandum Account is paid, the balance shall be paid to the Participant's estate (unless the Committee for a given year has designated investment in an annuity, in which case the payment options selected by the Participant with respect thereto shall govern), and to the extent required by community property law, to his or her surviving spouse.

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    (b) "Board" means the Board of Directors of PC Advisory Corp. I, the general partner of PC Advisory Partners I, L.P., which serves as the general partner of Plum Creek Managements Company, L.P., which serves as the general partner of the Company.

    (c) "Code" means the Internal Revenue Code of 1986 (or any successor to such Code), as amended and in effect at the time of reference.

    (d) "Committee" means a committee of two or more Board members appointed by the Board, none of whom is eligible to participate in the Plan.

    (e) "Company" means Plum Creek Management Company, L.P., a Delaware limited partnership.

    (f) "Employees" means employees regularly employed on a salaried basis by the Company and/or Related Companies.

    (g) "Executive Employee" means employees with the title of Vice President or higher.

    (h) "Participant" means an Employee who has been selected by the Committee to participate in the Plan.

    (i) "Plan Year" means the calendar year.

    (j) "Permanent Disability" means a condition that results in the Participant's being totally disabled, whether due to physical or mental causes, to the extent that he or she is prevented from engaging in further employment with the Company or Related Companies and the condition is likely to be permanent and continuous during the remainder of the Participant's life, as determined by the Committee, upon the basis of medical evidence.

    (k) "Plan" means the Plum Creek Management Company, L.P., Executive and Key Employee Salary and Incentive Compensation Deferral Plan as restated and amended and set forth herein.

    (l) "Related Company" means the Partnership, the Manufacturing Partnership, the Marketing Subsidiary, but not the Company, and any other entity owned, directly or indirectly, by the Partnership to the extent of 50% or more, including any partnerships, corporations, or other entities that meet any element of the foregoing definition in the future.

    (m) "Salary and/or Incentive Compensation" means the base salary being paid to a Participant for the Plan Year or partial year, and/or incentive compensation to be paid to the Participant during the same Plan Year under the terms of the "Plum Creek Incentive Compensation Program," but exclusive of all other forms of cash or non-cash compensation. (Executive Employees shall have the right to defer base salary only).

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                           SECTION 3 - ADMINISTRATION

    3.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and/or Related Companies, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee under the Plan shall be final and binding for all purposes and upon all persons whomsoever.

    3.2 Indemnification of Committee. The Company shall indemnify each member of the Committee (which, for purposes of this section 3.2, includes any Employee to whom the Committee has delegated fiduciary duties) against any and all claims, losses, damages, expenses, including counsel fees, incurred by the Committee, and any liability, including any amounts paid in settlement with the Company's approval, arising from the member's or the Committee's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Company of any claim asserted against the Committee member, which notice, in the event of a lawsuit shall be given within 10 days after receipt by the Committee member, and (ii) the timely receipt by the Company of an offer from the Committee member of an opportunity to participate in the settlement or defense of such claim.

                   SECTION 4 - ELIGIBILITY AND PARTICIPATION

    4.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those Employees who are recommended for participation by the President and Chief Executive Officer of the Partnership and who, in the opinion of the Committee, are key employees in a position to contribute materially to the continued growth and long-term success of the Company and/or Related Companies, and each of whom is a select management or highly compensation Employee.

                             SECTION 5 - DEFERRALS

    5.1 Deferred Payment. Before January 1 of any calendar year (or, with respect to individuals who first become Participants during a year, on or before the date on which they become Participants) each Participant may elect to have the payment of all or a portion of his or her Salary for the year beginning January 1 (or, if later, so much of the year as commences on the day following the date on which the individual becomes a Participant) and/or Incentive Compensation (Executive Employees shall be limited to deferrals of base salary only), payable during that calendar year, deferred until his or her retirement, death, Permanent Disability, resignation or any other termination of employment with the Company. The election shall be irrevocable and shall be made on a form prescribed by the Committee. The election shall apply only to that calendar year or partial year. If a Participant has not made an election, the Salary and/or Incentive Compensation paid to him or her for that year shall be paid in accordance with the Company's or Related Companies customary payroll practices.

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    5.2  Memorandum Account. The Company shall establish a ledger account (the
"Memorandum Account"), for each Participant who has elected to defer the receipt of some or all of his or her Salary and/or Incentive Compensation for the purpose of reflecting the Company's obligation to pay the deferred Salary and/or Incentive Compensation as provided in Section 5.4. A separate Memorandum Account shall be established for each Deferral for each Participant. Interest shall accrue on the deferred Salary and/or Incentive Compensation to the date of distribution, and shall be credited to the Memorandum Account at the end of each calendar quarter or such other periods as may be determined by the Committee. The Committee shall determine the rate of interest periodically and in so doing may take into account the earnings, losses, appreciation or depreciation attributable to any discretionary investments made pursuant to section 5.3.

    5.3 Discretionary Investment by Company. The deferred Salary and/or Incentive Compensation to be paid to Participants is an unfunded obligation of the Company. The Committee may annually direct that an amount equal to the deferred Salary and/or Incentive Compensation for that year shall be invested as the Committee, in its sole discretion, shall determine. The Committee may in its sole discretion may determine that all or some portion of an amount equal to the deferred Salary and/or Incentive Compensation shall be paid into one or more grantor trusts to be established by the Company or a Related Company of which it shall be the beneficiary, and to the assets of which it shall become entitled as and to the extent that Participants receive benefits under this Plan. The Committee may designate an investment advisor to direct investments and reinvestment of the funds, including investment of any grantor trusts hereunder.

    5.4 Payment of Deferred Salary and/or Incentive Compensation. Upon the retirement, death, Permanent Disability, resignation, or termination of employment of a Participant who has elected to defer Salary and/or Incentive Compensation for any year, the Company shall pay to such Participant (or his or her Beneficiary in the case of his or her death) an amount equal to the balance of the Participants Memorandum Account, plus interest (at a rate determined by the Committee pursuant to Section 5.2) on the outstanding account balance to the date of distribution and subject to approval of the Committee, as follows:

         (a) a lump sum cash payment; or

         (b) in periodic installments over a period of years to be determined by the Committee, in its discretion.

Payment of deferred Salary and/or Incentive Compensation shall commence or be made in January of the year following the Participant's retirement, death, Permanent Disability, resignation or other termination of employment, provided that with respect to a Participant who retires or otherwise terminates on January 1, the Committee, in its discretion, may direct that payment shall commence or be made on January 1, of the year following retirement.

    5.5 Acceleration of Payment of Deferred Salary and/or Incentive Compensation. The Committee, in its sole discretion, may accelerate the payment of the unpaid balance of a Participant's Memorandum Account in the event of the Participant's retirement, death, Permanent Disability, resignation or other termination of employment, or upon its determination

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that a Participant who is in distribution status, (or his or her Beneficiary in the case of death) has incurred a severe financial hardship. The Committee in making its determination may consider such factors and require such information as it deems appropriate.

    5.6 Incapacity of Participant or Beneficiary. If the Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative), may at the discretion of the Committee, be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

    5.7 Nonassignment. The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

                        SECTION 6 - UNFUNDED OBLIGATION

    6.1 Unfunded Obligation. The deferred amounts to be paid to Participants pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments including trust investments which the Company or Related Companies may make to fulfill this obligation shall at all times remain in the Company or the Related Companies as the case may be. Any investments and the creation or maintenance of any trust or memorandum accounts shall not create or constitute a trust or a fiduciary relationship between the Committee, or the Company and/or Related Companies, and a Participant, or otherwise create any vested or beneficial interest in any Participant, or his or her Beneficiary, or his or her creditors, in any assets of the Company or Related Companies whatsoever. Participants shall have no claim against the Company or Related Companies for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Plan.

                        SECTION 7 - RIGHTS OF EMPLOYMENT

    7.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company or Related Companies to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or Related Company.

    7.2 Participant. No Employee shall have the right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

                     SECTION 8 - TERMINATION AND AMENDMENT

    8.1 Termination and Amendment. The Board may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions. The Committee may amend the Plans provided that

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it may not suspend or terminate the Plan, substantially increase the administrative cost of the Plan or the obligation of the Company or Related Companies or expand the classification of employees who are eligible to participate in the Plan. No amendment, suspension, or termination may impair the right of a Participant or designated Beneficiary to receive the deferred Salary and/or Incentive Compensation benefit accrued prior to the effective date of such amendment, suspension or termination.

                         SECTION 9 - WITHHOLDING TAXES

    9.1 Withholding Taxes. Appropriate payroll taxes shall be withheld from cash payments made to Participants pursuant to this Plan.

               SECTION 10 - REQUIREMENTS OF LAW AND GOVERNING LAW

    10.1 Requirements of Law. The operation and administration of the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    10.2 Governing Law. The Plan, and all agreements under the Plan shall be constructed in accordance with and governed by the laws of the State of Washington.

                                           For PLUM CREEK TIMBER COMPANY, L.P.
                                           By PLUM CREEK MANAGEMENT COMPANY,
                                           L.P., General Partner

                                                    KEITH B. SLETTEN
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                                           Keith B. Sletten
                                           Vice President Human Resources


                                                    February 11, 1994
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                                           Date




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